UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 21, 2014

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 2.02   Results Of Operations And Financial Condition.

Item 7.01   Regulation FD Disclosure.

On February 21, 2014, PVH Corp. (the “Company”) issued a press release to reaffirm its revenue and earnings per share guidance for the fourth quarter and year ending February 2, 2014, previously announced on January 10, 2014.

A copy of this press release is attached as Exhibit 99.1 to this report.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

Item 8.01   Other Events.

On February 21, 2014, the Company announced that it has entered into discussions to amend the credit facility it entered into in February 2013, including to increase the principal amount of term loans.  In connection with these discussions, the Company called for redemption all of its outstanding 7.375% senior notes due May 15, 2020 (the “Notes”), representing an aggregate principal amount of $600 million.  The Notes will be redeemed on March 24, 2014.  The redemption is conditioned on the Company entering into an amendment to or amendment and restatement of (the “Amendment”) its existing credit facility and the Company’s receipt of cash proceeds from new term loans incurred pursuant to such Amendment in an amount equal to at least $600 million. The Company expects that these transactions will lower its overall interest expense.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.                      Description of Exhibit

99.1                      Press Release, issued by PVH Corp. on February 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer Executive Vice President

Date: February 21, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by PVH Corp. on February 21, 2014.